EXHIBIT 99.2

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171
For Further Information:
-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CASL@alpha-ir.com
Traded: OTCPink (CASL)
FOR IMMEDIATE RELEASE
July 10, 2017
A.M. CASTLE & CO. ANNOUNCES CLOSING OF DEBTOR-IN-POSSESSION FINANCING AGREEMENT
Facility Will Enable Company to Immediately Reduce Cash Interest Burden and Fund Strategic Growth Opportunities as it Awaits Final Court Approval of Prepackaged Restructuring Plan

OAK BROOK, IL, July 10, 2017 - A. M. Castle & Co. (OTCPink: CASL) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today announced it has successfully closed its $85 million senior-secured, revolving, debtor-in-possession financing agreement (the “DIP Facility”) with PNC Bank, National Association, a member of The PNC Financial Services Group, Inc. The DIP Facility, which was initially announced on June 5, 2017, will allow the Company to immediately reduce cash interest payments by replacing a substantial portion of its current first lien credit facilities, which carry 11.0% interest. Additionally, Castle expects to use additional available capital from its cash on hand and the DIP Facility to invest in growth initiatives as it approaches the completion of its prepackaged financial restructuring later this summer.
President and CEO Steve Scheinkman said, “As the Company moves forward with its prepackaged proceeding, the DIP Facility provides us with working capital at competitive rates, which will enable us to realize immediate, substantial cash interest savings. As we previously announced, Castle has also executed a commitment letter with PNC Bank for a $125 million senior-secured, revolving credit facility (the “New ABL Facility”), anticipated to close later this summer once we complete our financial restructuring and otherwise satisfy the conditions to closing. We expect to use the New ABL Facility not only to refinance certain existing secured debt of the Company and any DIP Facility borrowing, but also to provide additional capital to support our uninterrupted operations and growth investments. These measures to significantly reduce our interest burden, coupled with the successful completion of our financial restructuring process later this summer, should permit us to concentrate on growing our business, improving our service to customers, and strengthening our partnerships with vendors.”
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTC Pink Current Information® under the ticker symbol "CASL".
Cautionary Statement on Risks Associated with Forward-Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements speak only as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations,

EX-1-

EXHIBIT 99.2

including descriptions of our business strategy, use of funds, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: other competing uses for funds, including the payment of the administrative expenses of our chapter 11 cases; our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, the New ABL Facility ; our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in our chapter 11 cases, including any required approvals of the New ABL Facility; our ability to maintain strategic control as debtor-in-possession; the availability of the Bankruptcy Court for hearings on our motions, which may affect the timing of any required approvals and our emergence from our chapter 11 cases; our ability to confirm and consummate a chapter 11 plan of reorganization in our chapter 11 cases; the effects of the filing of our chapter 11 cases on our business and the interests of various constituents; the bankruptcy court’s rulings in our chapter 11 cases, as well the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of our chapter 11 cases; risks associated with third party motions or objections in our chapter 11 cases, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of our chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-2-